Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”), by and between Independence Holding Company, a Delaware corporation (the “Company”), and Mr. Bernon R. Erickson, Jr., an individual resident in the State of California (“Executive”), is made as of April 1, 2007.

Recitals

A.

As of the date hereof, the Company has purchased (the “Acquisition”) one hundred percent (100%) of the outstanding capital stock of Actuarial Management Corporation, a California corporation (“AMC”).

B.

The Company wishes to employ Executive, and Executive wishes to be employed by the Company, in the capacity and on the terms and conditions set forth herein.

Terms and Conditions

In consideration of the mutual covenants contained herein, along with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Employment

1.1.

Term of Employment.  The initial term of this Agreement shall commence on the date hereof and shall end on March 31, 2010 (the “Initial Term”); provided, however, that the term of this Agreement shall be automatically extended for successive one (1) year periods thereafter (each, a “Renewal Period”), unless either the Company or Executive shall, at least ninety (90) days prior to the expiration of the then-applicable term, have given written notice to the other party that the Term shall not be so extended, in which case no such extension shall occur.  The Initial Term together with each Renewal Period, if any, are collectively referred to herein as the “Term.”

1.2.

Nature of Duties.  Executive shall be employed as the Company’s Senior Vice President and Chief Health Actuary.  As such, Executive shall work exclusively for the Company and its subsidiaries and shall have the customary powers and duties associated with such position.  Executive shall devote his full business time and effort to the performance of his duties for the Company and its subsidiaries, which he shall perform faithfully and to the best of his ability.  At all times during which Executive remains an officer of the Company, Executive shall, if elected, serve as a member of the Company’s Board of Directors and, at the request of the Company’s Secretary, as an officer or director of any affiliate or subsidiary of the Company, in each case without additional remuneration therefor.  Executive shall be subject to the Company’s policies, procedures and approval practices, as generally in effect from time-to-time.

1.3.

Place of Performance.  Executive shall be based at the AMC’s principal executive offices in California, except for required travel on the Company’s business.

2.

Compensation

2.1.

Base Salary.  The Company shall pay Executive a base salary at an annual rate of three hundred thousand dollars ($300,000) (as the same may be adjusted upward from time to time, the “Base Salary”).  The Base Salary shall be paid in conformity with the Company’s usual salary payment practices.

Exhibit 10.1

2.2.

Bonuses.  During the Term, Executive shall receive annually, in cash, and at the Company’s sole and absolute discretion: (i) a bonus, if any, equal to twenty percent (20%) of AMC’s contingent revenues realized post-Acquisition (“contingent revenues,” defined per AMC’s customary accounting practices), not to exceed two hundred thousand dollars ($200,000) per year; and (ii) a bonus, if any, based on Executive’s performance and the Company’s financial results.

2.3.

Benefits.  During the Term, Executive shall be entitled to participate in all employee benefit plans and programs, including paid vacations, to the same extent generally available to the Company’s other senior vice presidents, in accordance with the terms of those plans and programs.

2.4.

Expenses.  Executive shall be entitled to receive prompt reimbursement for all reasonable and customary travel and business expenses incurred in connection with his employment, but must incur and shall account for those expenses in accordance with the policies and procedures established by the Company.  In addition, promptly after the date hereof, the Company and Executive shall reasonably agree (based on the AMC’s past practices and prevailing applicable market rates) on a schedule of reimbursement for Executive in connection with the use of Executive’s real property by personnel of the Company and its subsidiaries, including AMC.

2.5.

Additional Compensation.   In addition, during the Term, the Company shall pay to the Executive: (i) annual dues and reasonable incidental expenses incurred for business purposes at a country club of Executive’s choosing, such club-related amounts not to exceed ten thousand dollars ($10,000) per year, in the aggregate; and (ii) an auto allowance not to exceed twenty-five thousand dollars ($25,000) per year, in the aggregate, applicable to all expenses incurred in business-related car use, such expenses including, without limitation, auto insurance, gasoline and maintenance.

3.

Termination

3.1.

Rights and Duties.  If Executive’s employment by the Company is terminated, he shall be entitled to the amounts or benefits shown below, subject to the balance of this Section 3.  In the event of a termination, the Company and Executive shall have no further obligations to each other under this Agreement, except Executive’s obligations under Section 4 and the mutual arbitration obligations and other rights and obligations set forth under Section 5, all of which shall survive any such termination.

3.2.

Qualifying Terminations.  Any of the following events resulting in a cessation of Executive’s employment by the Company during the Term shall constitute a “Qualifying Termination”: (i) discharge by the Company without Cause (as hereinafter defined); (ii) Executive’s resignation with Good Reason (as hereinafter defined); (iii) Executive’s death; or (iv) Executive’s Permanent Disability (as hereinafter defined).

3.3.

Disqualifying Terminations.  Any of the following events resulting in a cessation of Executive’s employment by the Company during the Term shall constitute a “Disqualifying Termination”: (i) discharge by the Company with Cause; or (ii) Executive’s resignation without Good Reason.

3.4.

Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

(A)

“Cause” means the existence of any of the following circumstances:

(i)

Executive’s refusal to follow the Company’s lawful directions or his material failure to perform his duties (other than by reason of physical or mental illness,

Exhibit 10.1

injury, or condition), in either case, after Executive has been given notice of the default and a reasonable opportunity to cure such default;

(ii)

Executive’s material failure to comply with Company policies, as such may be amended from time to time;

(iii)

Executive’s breach of any of his obligations under Section 4 of this Agreement; or

(iv)

Executive’s engaging in conduct that is, or is reasonably likely to be, unlawful, disreputable or to inure to the material detriment of the Company, AMC or any of their subsidiaries or affiliates.

(B)

“Good Reason” means the existence of the following circumstance:

(i)

the Company’s breach of any material provision of this Agreement, after the Company has been given notice of such breach and a reasonable opportunity to cure such breach.

(C)

“Permanent Disability” means Executive’s inability substantially to perform his duties and responsibilities under this Agreement by reason of any physical or mental incapacity for a period of one-hundred-eighty (180) consecutive days, or two or more periods of ninety (90) consecutive days each in any seven hundred twenty (720) day period.

3.5.

Severance Payments.

(A)

Qualifying Termination.  In the event of a Qualifying Termination, Executive (or his estate), subject to Executive’s continued and uninterrupted adherence to the provisions of Section 4 hereof (for such duration as stated in Section 4) and Executive’s (or his estate’s) execution of a release in form and substance reasonably acceptable to the Company, shall be entitled to receive the remaining Base Salary payable to Executive under this Agreement until the end of the then-applicable Term (with no additional automatic extensions of the Term occurring after such termination), payable in accordance with the Company’s customary practices.

(B)

Disqualifying Termination.  In the event of a Disqualifying Termination, Executive shall not be entitled to any payments or benefits after the date of such termination, except for (i) payments or extensions of benefits required under applicable laws and (ii) payments of compensation and reimbursement of expenses (in accordance with the terms hereof and the Company’s customary and reasonable practices) properly accrued as of such date.

4.

Covenants of Executive

4.1.

Non-Compete.  Executive agrees that, for twenty-three (23) months following the termination of Executive’s employment by the Company, Executive (including any entity controlled by Executive, and any agent or employee of Executive) shall not, directly or indirectly, compete with the business of the Company and its subsidiaries as then conducted (collectively, the “Prohibited Field”), or, directly or indirectly, own, manage or control, or participate in the ownership, management, or control of any corporation, partnership, proprietorship, firm, association or other business entity which so competes, without first obtaining the prior written consent of the president of the Company.  For purposes of clarity, this Section 4.1 prohibits actual competition with the Company within the Prohibited Field and/or employment with a competitor of the Company in any position or consulting arrangement in which

Exhibit 10.1

Executive’s duties relate in any material way to business activities in competition with the Company in the Prohibited Field.  The restrictions set forth in this paragraph extend to the entire United States of America.

4.2.

Non-Solicit.  Executive agrees not to solicit for employment (or to assist with such solicitation) any employee or former employee of the Company, for a period of twenty-three (23) months after the termination of Executive’s employment by the Company.  The restrictions set forth in foregoing sentence apply to the solicitation of any person who is or, within one (1) year before the termination of Executive’s employment by the Company, was an employee of the Company.  Additionally, Executive agrees not to solicit (or to assist with such solicitation) any customer or client of the Company, for a period of twenty-three (23) months after the termination of Executive’s employment by the Company, if such solicitation or assistance could reasonably be expected to result in diversion of revenues from the business of the Company.  For the purpose of the restrictions set forth in the foregoing sentence, the terms “customer” and “client” include any person, private entity or governmental entity (or employee or agent thereof), within or outside the United States of America, with whom the Company does or has done business within the one (1) year preceding the termination of Executive’s employment by the Company.

4.3.

Confidentiality.  During the Term and thereafter, (i) Executive will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations, finances, organization or employees of the Company or its subsidiaries or affiliates, or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company or its subsidiaries or its affiliates, including, but not limited to, producer lists, pricing information and customer lists; and (ii) Executive will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company; provided, however, that Executive has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by Executive. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by Executive, alone or with others, while an employee of the Company which are related to the business of the Company, shall be and become the sole property of the Company, unless released in writing by the Company, and Executive hereby assigns any and all rights therein or thereto to the Company.

4.4.

Proprietary Rights.  All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company or its subsidiaries or its affiliates, whether prepared by  Executive or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by Executive (including, without limitations, any copies thereof) upon termination of Executive’s employment by the Company for any reason whatsoever.

4.5.

Equitable Relief.  Executive acknowledges that a breach of his covenants contained in this Section 4 may cause irreparable damage to the Company and its subsidiaries and its affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Executive agrees that if he breaches any of the covenants contained in this Section 4, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

4.6.

Acknowledgements.  The Company and Executive further acknowledge that the time, scope, geographic area and other provisions of this Section 4 have been specifically negotiated by

Exhibit 10.1

sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement.  In the event that the agreements in this Section 4 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

4.7.

Further Assurances.  Executive agrees to cooperate with the Company, during the Term and thereafter (including following the Executive’s termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any of its subsidiaries or  affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company or any affiliate or subsidiary thereof, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Company’s Board of Directors or its representatives or counsel, or representatives or counsel to the Company or any subsidiary or affiliate thereof as reasonably requested; provided, however that the same does not materially interfere with his then-current professional activities and is not contrary to the best interests of Executive. The Company agrees to reimburse Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

4.8.

Non-Disparagement.  Executive agrees that, during the Term and thereafter, (including following Executive’s termination of employment for any reason) he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

5.

General Provisions

5.1.

Governing Law.  The laws of the State of California (without giving effect to its conflict of laws principles) will govern all matters arising out of or relating to this Agreement and the transactions it contemplates, including, without limitation, its interpretation, construction, performance and enforcement.

5.2.

Notices

(A)

Requirement of a Writing; Permitted Methods of Delivery.  Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement shall give such Notice in writing and use one of the following methods of delivery: (i) personal delivery; (ii) registered or certified mail (in each case, return receipt requested and postage prepaid); (iii) nationally recognized overnight courier (with all fees prepaid); or (iv) facsimile.

(B)

Addressees and Addresses.  Any party giving a Notice shall address the Notice to the appropriate person at the receiving party (the “Addressee”) at the address listed on the signature page of this Agreement or to another Addressee or another address as designated by a party in a Notice given pursuant to this Section 3.3.

Exhibit 10.1

(C)

Effectiveness of a Notice.  A Notice is effective only if the party giving the Notice has complied with Sections 5.2 (A) and (B) of this Agreement and if the Addressee has received the Notice.  A Notice shall be deemed to have been received as follows:

(i)

if a Notice is delivered in person, then upon delivery to the recipient’s address;

(ii)

if a Notice is sent by registered or certified U.S. Mail or nationally recognized overnight courier, three (3) business days after being mailed or delivered to such courier;

(iii)

if a Notice is sent by facsimile, upon receipt by the party giving the Notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the Addressee’s facsimile number; or

(iv)

if the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal or inability to deliver the Notice.

5.3.

Arbitration.  All controversies and claims arising under or relating to this Agreement, or the relationships or transactions contemplated hereby, are to be resolved by arbitration in accordance with the rules of the American Arbitration Association before a panel of three (3) arbitrators selected in accordance with those rules.  Any such arbitration is to be conducted in San Francisco, California.  Such arbitrators are to apply the laws of the State of California, without regard to its conflict of laws principles. Each party shall submit to any court of competent jurisdiction for purposes of enforcing any award, order or judgment.  Any award, order or judgment pursuant to the arbitration is final and may be entered and enforced in any court of competent jurisdiction.  The arbitration specified in this Section 5.3 is intended to be the exclusive remedy available to each such party to this Agreement.

5.4.

Amendments.  The parties hereto may amend this Agreement only by a written agreement of all the parties hereto that identifies itself as an amendment to this Agreement.

5.5.

Waivers

(A)

No Oral Waivers.  The parties hereto may waive this Agreement or any part hereof only by a writing executed by the party or parties against whom the waiver is sought to be enforced.

(B)

Effect of Failure, Delay or Course of Dealing.  No failure or delay (i) in exercising any right or remedy, or (ii) in requiring the satisfaction of any condition, under this Agreement, and no act, omission or course of dealing between the parties shall operate as a waiver or estoppel of any right, remedy or condition.

(C)

Each Waiver for a Specific Purpose.  A waiver made in writing on one occasion shall be effective only in that instance and only for the purpose stated therein.  A waiver once given shall not to be construed as a waiver of any future occasion.

5.6.

Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, so long as the essential terms and conditions of this Agreement for each party hereto remain valid, binding and enforceable.

Exhibit 10.1

5.7.

Entire Agreement.  Except as expressly stated in this Agreement or in any agreement entered into in connection with the Acquisition: (i) this Agreement constitutes the final agreement among the parties hereto; (ii) it is the complete and exclusive expression of the parties’ agreement on the matters contained in this Agreement; (iii) all prior and contemporaneous negotiations and agreements among and between the parties on the matters contained in this Agreement are hereby expressly merged into and superseded by this Agreement; (iv) the provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealings; (v) in entering into this Agreement, neither party hereto has relied upon any statement, representation, warranty or agreement of the other party; and (vi) there are no conditions precedent to the effectiveness of this Agreement.

5.8.

Counterparts.  The parties hereto may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.  The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement.  This Agreement is effective upon delivery of one executed counterpart from each party hereto to each other party.

5.9.

Third-Party Beneficiaries.   Other than as expressly stated herein, this Agreement does not, and is not intended to, confer any rights or remedies upon any person other than the signatories.

5.10.

Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, Executive and Executive’s estate.   Executive may not assign or pledge this Agreement or any rights arising hereunder, except to the extent permitted under the terms of the benefit plans in which Executive participates.  The Company may assign this Agreement without Executive’s consent to any successor to its business that agrees in writing to be bound by this Agreement, after which assignment any reference to the “Company” in this Agreement shall be deemed to be a reference to such successor, and the Company thereafter shall have no further primary, secondary or other responsibilities, obligations or liabilities under this Agreement of any kind.

5.11.

Additional Acknowledgements

(A)

EXECUTIVE ACKNOWLEDGES THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND EXECUTIVE RELATING TO THE SUBJECTS COVERED BY THIS AGREEMENT ARE CONTAINED IN IT AND THAT EXECUTIVE HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

(B)

EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT, THAT EXECUTIVE UNDERSTANDS ALL OF IT, AND THAT EXECUTIVE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH EXECUTIVE’S PRIVATE LEGAL COUNSEL AND HAS AVAILED HIMSELF OF THAT OPPORTUNITY TO THE EXTENT EXECUTIVE WISHES TO DO SO.  EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT EXECUTIVE IS GIVING UP HIS RIGHT TO A JURY TRIAL.

[Signature page follows]

Exhibit 10.1

THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date first set forth above.

Independence Holding Company, a Delaware limited liability company By: /s/ David T. Kettig Title: Senior Vice President
485 Madison Avenue, 14th Floor New York, New York 10022 Attn: General Counsel Telephone No.: (212) 355-4141 Facsimile No.: (212) 754-3346
Mr. Bernon R. Erickson, Jr., an individual resident in the State of California /s/ Bernon R. Erickson, Jr.
1800 Sutter Street, Suite 365 Concord, California 94520 Telephone No.: (925) 682-9100 Facsimile No.: (925) 682-9108